EXHIBIT 99.1

COMPANY CONTACTS:

Diane Morefield

EVP & Chief Financial Officer

Strategic Hotels & Resorts

(312) 658-5740

Jonathan Stanner

Vice President, Capital Markets & Treasurer

Strategic Hotels & Resorts

(312) 658-5746

FOR IMMEDIATE RELEASE

TUESDAY, APRIL 17, 2012

STRATEGIC HOTELS & RESORTS, INC. ANNOUNCES PUBLIC OFFERING OF COMMON STOCK

CHICAGO – April 17, 2012 – Strategic Hotels & Resorts, Inc. (the “Company”) (NYSE: BEE) announced today that it plans to make a public offering of 16 million shares of its common stock (the “Offering”). The Company expects to grant the underwriters an option to purchase up to 2.4 million additional shares of common stock to cover over-allotments, if any. Deutsche Bank Securities and Raymond James & Associates, Inc. will act as joint book-running managers for the Offering.

The Company intends to use the net proceeds from the Offering for general corporate purposes, including, without limitation, reducing its borrowings under its secured bank credit facility, funding the payment of accrued and unpaid preferred dividends through the first quarter of 2012, repaying other debt and funding capital expenditures and working capital.

The offering of the shares will be made under the Company’s effective shelf registration statement filed with the Securities Exchange Commission (the “SEC”). The Company has filed a prospectus supplement with the SEC for the common stock offering to which this communication relates. When available, the prospectus supplement and accompanying base prospectus, meeting the requirements of Section 10 of the Securities Act of 1933, may be obtained from Deutsche Bank Securities Inc., Attention: Prospectus Department, Harborside Financial Center, 100 Plaza One, Jersey City, NJ 07311 or by calling (800) 503-4611 or e-mail at prospectus.cpdg@db.com, or from Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, FL 33716 or by calling (800) 248-8863 or e-mail at prospectus@raymondjames.com, or by visiting the EDGAR database on the SEC’s web site at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any shares of the Company’s common stock, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus and a related prospectus supplement, which have been filed with the SEC.

About the Company

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Strategic Hotels & Resorts, Inc. is a real estate investment trust (REIT) which owns and provides value-enhancing asset management of high-end hotels and resorts in the United States, Mexico and Europe. The company currently has ownership interests in 17 properties with an aggregate of 7,762 rooms.

This press release contains forward-looking statements about the Company. Except for historical information, the matters discussed in this press release, including the Company’s intended use of proceeds, are forward-looking statements subject to certain risks and uncertainties. Actual results could differ materially from the Company’s projections. Factors that may contribute to these differences include, but are not limited to the following: the Company’s ability to consummate the Offering of shares of its common stock; the effects of the recent global economic recession upon business and leisure travel and the hotel markets in which the Company invests; the Company’s liquidity and refinancing demands; the Company’s ability to obtain or refinance maturing debt; the Company’s ability to maintain compliance with covenants contained in the Company’s debt facilities; the Company’s ability to meet the requirements of the Maryland General Corporation Law with respect to the payment of preferred dividends on the June 29, 2012 payment date; stagnation or further deterioration in economic and market conditions, particularly impacting business and leisure travel spending in the markets where the Company’s hotels operate and in which the Company invests, including luxury and upper upscale product; general volatility of the capital markets and the market price of the Company’s shares of common stock; availability of capital; the Company’s ability to dispose of properties in a manner consistent with the Company’s investment strategy and liquidity needs; hostilities and security concerns, including future terrorist attacks, or the apprehension of hostilities, in each case that affect travel within or to the United States, Mexico, Germany, England or other countries where the Company invests; difficulties in identifying properties to acquire and completing acquisitions; the Company’s failure to maintain effective internal control over financial reporting and disclosure controls and procedures; risks related to natural disasters; increases in interest rates and operating costs, including insurance premiums and real property taxes; contagious disease outbreaks, such as the H1N1 virus outbreak; delays and cost-overruns in construction and development; marketing challenges associated with entering new lines of business or pursuing new business strategies; the Company’s failure to maintain the Company’s status as a REIT; changes in the competitive environment in the Company’s industry and the markets where the Company invests; changes in real estate and zoning laws or regulations; legislative or regulatory changes, including changes to laws governing the taxation of REITS; changes in generally accepted accounting principles, policies and guidelines; and litigation, judgments or settlements.

Additional risks are discussed in the Company’s filings with the Securities and Exchange Commission, including those appearing under the heading “Item 1A. Risk Factors” in the Company’s most recent Form 10-K and subsequent Form 10-Qs. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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